Vitran Corporation Inc. To Present At Bear Stearns Global Transportation Conference On May 9, 2006

TORONTO, ONTARIO, May 03, 2006 (MARKET WIRE via COMTEX News Network) -- Vitran Corporation Inc. (NASDAQ: VTNC) (TSX:VTN), a North American transportation and logistics firm, today announced it is scheduled to present at the Bear Stearns Global Transportation Conference on Tuesday, May 9, 2006. Vitran President & Chief Executive Officer Rick Gaetz will address the investment community at approximately 8:45 a.m. ET in New York City. He will be participating on a panel of senior corporate executives discussing the less-than-truckload (LTL) industry.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), visit the website at www.vitran.com.

Contacts:

Vitran Corporation Inc.
Richard Gaetz President/CEO
(416) 596-7664

Vitran Corporation Inc.
Sean Washchuk VP Finance/CFO
(416) 596-7664

Jaffoni & Collins Incorporated
Robert Rinderman
(212) 835-8500
VTNC@jcir.com

Jaffoni & Collins Incorporated
Steven Hecht
(212) 835-8500
VTNC@jcir.com

SOURCE: Vitran Corporation Inc.